Exhibit 10.10

LETTER OF UNDERTAKING

To: Beijing Champion Distance Education Technology Co., Ltd (“Champion Technology”)

We, Zhu Zhengdong and Yin Baohong, respectively and irrevocably, hereby covenant with and undertake to Champion Technology as at the date hereof that:

(a)	If, as a shareholder of Beijing Champion Hi-Tech Co., Ltd (“Beijing Champion”), I receive any dividends, interests, other distributions or remnant assets after liquidation from Beijing Champion, unless restricted by laws, regulations or legal procedures, I will remit all such income to Champion Technology without compensation after paying the corresponding tax and/or any other expense required by laws, regulations or legal procedures;

(b)	If, as a shareholder of Beijing Champion, unless restricted by laws, regulations or legal procedures, upon the exercise of the call option of China Distance Education Limited pursuant to the Contract Relating to the Exclusive Purchase Right of Equity Interests entered into by and among China Distance Education Limited, Beijing Champion and me as of the date of May 9, 2004 (“Exclusive Purchase Contract”), I will transfer all or part of the equity interests to China Distance Education Limited on a nominal or minimal purchase price;

(c)	If, as a shareholder of Beijing Champion, I receive any purchase consideration for all or part of the equity interests transferred to China Distance Education Limited by me upon the exercise, from time to time, of the call option of China Distance Education Limited pursuant to the Exclusive Purchase Contract, unless restricted by laws, regulations or legal procedures, I will remit all such consideration to Champion Technology without compensation after paying the corresponding tax and/or any other expense required by laws, regulations or legal procedures.

(d)	As a shareholder of Beijing Champion, I shall act in the best interest of Champion Technology unless restricted by laws, regulations or legal procedures.

Dated: February 13, 2008

Zhu Zhengdong
ID Card No.: 320102196806142439
By:

Yin Baohong
ID Card No.: 320102196710242849
By: